UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2026

Norris Industries, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55695	46-5034746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4102 Palo Pinto St, Suite B Weatherford, Texas	76086
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (855) 809-6900

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock	NRIS	OTCMKTS

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 4.02(b). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Background

On February 12, 2026, Norris Industries, Inc. (the “Company”) received a letter addressed to the Board of Directors (the “Board”) from BDO USA, P.C. (“BDO”), the Company’s former independent registered public accounting firm. In that letter, BDO communicated its view regarding the historical accounting classification of the Company’s Class A Preferred Stock (the “Preferred Stock”) and communicated that BDO concluded that the Company’s historical accounting treatment was incorrect. BDO further stated that the Company’s previously issued financial statements for the fiscal years ended February 28, 2025 and February 29, 2024, should no longer be relied upon.

For the fiscal years ended February 2018 through February 2025, the Company presented the Preferred Stock within permanent equity.

Accounting Classification of Preferred Stock

The Company believes that the accounting treatment of the Preferred Stock involves the application of accounting guidance that requires significant professional judgment and evaluation of specific facts and circumstances. Management understands that BDO has expressed an interpretive view that differs from management’s historical interpretation. The Company considers this matter to involve differing professional judgments regarding the application of accounting guidance and has not concluded that its historical accounting treatment was incorrect.

Board Evaluation and Next Steps

In light of BDO’s letter dated February 12, 2026, the Board is evaluating the matters raised therein and whether any additional disclosure is required, including whether previously issued financial statements should be considered no longer reliable. As of the date of this report, the Board has not reached a final conclusion regarding these matters and has not determined that the Company’s previously issued financial statements should be restated or should no longer be relied upon.

The Company intends to provide both BDO’s views and management’s basis for its historical accounting treatment to any newly engaged independent registered public accounting firm so that such firm may conduct an independent evaluation. The Company also plans to engage an independent accounting advisory firm to assist the Board in assessing the appropriate accounting treatment of the Preferred Stock and whether any previously issued financial statements require restatement or refiling. The Company cannot predict the ultimate conclusions of the Board or any newly engaged independent registered public accounting firm regarding these matters.

Other Matters

Notwithstanding the foregoing, the holder of the Preferred Stock has contributed such shares to the capital of the Company, and the Preferred Stock has been cancelled. The cancellation of the Preferred Stock does not resolve the Board’s evaluation of the appropriate historical accounting treatment and is provided for informational purposes only.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

10.1	Letter from BDO USA, P.C., dated February 12, 2026, addressed to the Board of Directors of the Registrant.

*16.1	Letter from BDO USA, P.C., dates __________, 2026, addressed to the Securities and Exchange Commission. The 8K will be amended once the response letter from BDO is received.

104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORRIS INDUSTRIES, Inc.

Dated: February 18, 2026	By:	/S/ Patrick L. Norris
Patrick L. Norris,
Chief Executive Officer